UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             Date of Report
                             April 30, 2004

                            HOLMES HERBS INC.
        (Exact name of registrant as specified in its charter)

         Nevada                 000-31129            88-0412635
(State or other jurisdiction   (Commission         (IRS Employer
     of incorporation) 	       File Number) 	  Identification No.)


4400 North Scottsdale Rd., #9-197, Scottsdale, Arizona 85251
(Address of principal executive offices)			(Zip Code)

                         (480) 205-6273
      (Registrant's telephone number, including area code)






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Item 1. Change in Control of the Registrant

The registrant issued and delivered 10,000,000 shares of common stock to Rockridge Capital Corp.. The shares were issued to convert $10,000 in outstanding debt to common stock. The transaction was completed on April 28, 2004.

The following persons own 5% or more of the total outstanding shares of the Company:

                            No. of Common Shares   Percentage of Class

  Rockridge Capital Corp.        10,000,000                 75%

The change of control has not resulted in any changes to the Company's board of directors, officers, or business assets.

Item 7. Financial Statements and Exhibits

Financial Statements

Not applicable.

Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: April 30, 2004


Holmes Herbs, Inc.

/s/ John F. Metcalfe
By:  John F. Metcalfe
President and Director